Exhibit 15.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement No. 333-276801 on Form S-8 of our report dated March 7, 2025, with respect to the consolidated financial statements of Amer Sports, Inc. and subsidiaries. /s/ KPMG AB Stockholm, Sweden March 7, 2025